UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2015 Special Meeting Admission Ticket

2015 Special Meeting of Stockholders

September 22, 2015 at 10:00 a.m., Local Time

1 Bank of America Center Auditorium

150 North College Street

Charlotte, North Carolina 28202

Upon arrival, please present this admission ticket and valid government-issued photo identification at the registration desk.

Vote by Internet • Go to www.investorvote.com/bac • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders To Be Held on September 22, 2015

Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Bank of America Corporation special meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The item to be voted on and location of the special meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting. The proxy statement is available at:

Easy Online Access — A Convenient Way to View Proxy Materials and to submit a Proxy to Vote

When you go online to view materials, you can also vote your shares.

Step 1:  Go to www.investorvote.com/bac.

Step 2:  Click on the icon on the right to view current meeting materials.

Step 3:  Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4:  Make your selection as instructed on each screen to select delivery preferences and to submit a proxy to vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before September 11, 2015 to facilitate timely delivery.

024PNH

Stockholder Meeting Notice

The Bank of America Corporation Special Meeting of Stockholders will be held on September 22, 2015 at 10:00 a.m., Local Time, at 1 Bank of America Center Auditorium, 150 North College Street, Charlotte, North Carolina 28202

The Board of Directors recommends you vote FOR the following resolution:

Resolved, that the Bank of America Corporation stockholders hereby ratify the October 1, 2014 amendments to the company’s Bylaws that permit the company’s Board of Directors the discretion to determine the Board’s leadership structure, including appointing an independent Chairman, or appointing a Lead Independent Director when the Chairman is not an independent director.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To submit a proxy to vote your shares you must submit your proxy online or by telephone or request a paper copy of the proxy materials to receive a proxy card which can be completed and must be received by the company prior to the special meeting. If you wish to attend and vote at the meeting, please bring this notice with you.

Information about attending and voting at the Bank of America Special Meeting of Stockholders

Attendance at the Special Meeting of Stockholders is limited to stockholders or their legal proxies. Valid government-issued photo identification and either an admission ticket, proof of stock ownership or a legal proxy as of August 10, 2015, the record date for the meeting, are required to be admitted to the meeting. Failure to bring the required documentation may delay or prevent you from being admitted to the meeting.

If you wish to vote in person at the Special Meeting of Stockholders, you may either bring your proxy card or a legal proxy in your name provided by the record owner of the shares you intend to vote and request a ballot at the meeting.

For more information about attending and voting at the Special Meeting of Stockholders, please refer to the proxy statement.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

à	Internet – Go to www.investorvote.com/bac. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
à	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
à	Email – Send an email to investorvote@computershare.com with “Proxy Materials Bank of America Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive an electronic or a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 11, 2015.

024PNH